Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0118 F: +1 202.637.3593 thomasbisset@ eversheds-sutherland.com
VIA EDGAR

April 13, 2018

American Family Life Insurance Company
6000 American Way
Madison, WI 53738

RE:	American Family Variable Account I
(File No. 333-147408)

Gentlemen:
We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 14 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333‑147408).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
Eversheds-Sutherland (US) LLP

/s/ Thomas E. Bisset________
Thomas E. Bisset

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